                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in Registration Statement Number 333-76881 (dated April 23, 1999, on form S-8) and Registration Statement Number 333-92007 (dated December 2, 1999, on form S-8) of our report dated January 20, 2000, on the consolidated financial statements of Woronoco Bancorp, Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of Woronoco Bancorp, Inc. for the year ended December 31, 1999.




WOLF & COMPANY, P.C.

Boston, Massachusetts
March 17, 2000